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                                     Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Form 8-K of Personal Computer Products, Inc. of our report dated March 8, 1997 relating to the financial statements of NewGen Systems Acquisitions Corporation which appear in such Form 8-K.

Boros & Farrington APC
San Diego, California
March 9, 1997